Exhibit 10.69

AMENDMENT ONE TO THE

PEPSICO INTERNATIONAL RETIREMENT PLAN

(As Amended and Restated Effective as of January 1, 2010)

The PepsiCo International Retirement Plan (the “Plan”) is hereby amended as follows, effective January 1, 2011:

I.

Section (I)(f)(l) of Table A of the Defined Benefit Program component of the Plan is hereby deleted in its entirety and replaced as follows:

(1)	The Pension calculated as provided in (b) above, but based on the Pensionable Service the Member would have earned had he remained an Active Member until his Normal Retirement Age (subject to a maximum of 35 years) and Highest Average Monthly Salary as of September 30, 2003, reduced by a fraction, the numerator of which is the Member’s actual years of Pensionable Service prior to October 1, 2003 (subject to a maximum of 35 years) and the denominator of which is the years of Pensionable Service he would have earned had he remained an Active Member until his Normal Retirement Age.

II.

The fifth paragraph of Article I—History and General Information of the Defined Contribution Program component of the Plan is hereby deleted in its entirety and replaced with the following:

Effective January 1, 2011, the Corporation established a new defined contribution structure (the “DC Program”) to benefit selected international employees for whom it has been determined to be appropriate (i.e., employees on assignments outside of their home countries for whom it is judged to be impractical to have them participate in their home country retirement plans, and employees who are among a selected group of senior globalists on United States tax equalized packages). The terms of the DC Program are set forth in this document, which is the governing legal document for the DC Program. Together, the DC Program and the DB Program set forth the terms of a single Plan. The DC Program is also sometimes referred to in employee communications as the PepsiCo International Pension Plan or “PIPP.”

PEPSICO, INC.

By:	/s/ Cynthia M. Trudell
Cynthia M. Trudell
Executive Vice President, Human Resources
Chief Personnel Officer
Date: December 20, 2011

APPROVED:

By:	/s/ Stacy L. DeWalt
Stacy L. DeWalt
Employee Benefits Counsel
Law Department

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